Exhibit 99.1

Ready Capital Corporation Announces Completion of
Merger

NEW YORK, March 13, 2025 (GLOBE NEWSWIRE) – Ready Capital Corporation (NYSE: RC) (“Ready Capital” or the “Company”) today announced that it has completed the previously announced acquisition of United Development Funding IV (“UDF IV”) (the “Merger”) pursuant to the terms of the Agreement and Plan of Merger, dated as of November 29, 2024, by and among Ready Capital, RC Merger Sub IV, LLC, and UDF IV. The combined company will conduct business under the name “Ready Capital Corporation” and will continue to trade on the New York Stock Exchange under the ticker symbol “RC.”

At the effective time of the Merger, each outstanding common share of beneficial interest, par value $0.01 per share, of UDF IV was automatically cancelled and retired and converted into the right to receive (i) 0.416 shares of Ready Capital’s common stock, $0.0001 par value per share (“Ready Capital Common Stock”) and (ii) 0.416 contingent value rights (“CVRs”) representing the potential right to receive additional shares of Ready Capital Common Stock after the end of each of (1) the period beginning on October 1, 2024, and ending on December 31, 2025 and (2) the three subsequent calendar years, based upon cash proceeds received by Ready Capital and its subsidiaries in respect of a portfolio of five UDF IV loans. No fractional shares of Ready Capital Common Stock were issued in the Merger, and the value of any fractional shares to which a former UDF IV shareholder was otherwise entitled was paid in cash.

“We look forward to scaling our portfolio, expanding our core business, and unlocking exciting growth and value creation opportunities,” stated Thomas Capasse, Ready Capital’s Chairman and Chief Executive Officer.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” or other similar words, are based on current expectations and beliefs of Ready Capital and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Ready Capital cannot provide any assurance that its expectations will be attained.

Factors that could cause actual results to differ materially from expectations include, but are not limited to, risks that will affect the amount of payments under the CVRs, if any, including, among others, the performance of the specified UDF IV loans and developments in litigation involving or relating to UDF IV; risks related to disruption of management attention from the ongoing business operations due to the Merger; the ability to retain key personnel; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; inflationary pressures on the capital markets and the general economy; conditions in the market for small balance commercial loans and other investments; legislative and regulatory changes that could adversely affect the business of Ready Capital; risks related to integrating an existing lending platform into Ready Capital’s operations; and other factors, including those set forth in the Risk Factors section of Ready Capital’s most recent Annual Report on Form 10-K and other reports filed by Ready Capital with the SEC, copies of which are available on the SEC's website, www.sec.gov. Ready Capital undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

About Ready Capital Corporation

Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services lower-to-middle-market investor and owner occupied commercial real estate loans. The Company specializes in loans backed by commercial real estate, including agency multifamily, investor, construction, and bridge as well as U.S. Small Business Administration loans under its Section 7(a) program. Headquartered in New York, New York, the Company employs approximately 350 professionals nationwide.

Advisors

Piper Sandler & Co. acted as exclusive financial advisor and Alston & Bird LLP acted as legal advisor to Ready Capital. Moelis & Company LLC acted as exclusive financial advisor to UDF IV, Gibson, Dunn & Crutcher LLP acted as legal advisor to UDF IV and Holland & Knight LLP acted as legal advisor to the special committee of the UDF IV Board of Trustees.

Contact

Investor Relations
Ready Capital Corporation
212-257-4666
InvestorRelations@readycapital.com

Ready Capital Media Relations

PR@readycapital.com